As filed with the Securities and Exchange
Commission on January 19, 2002
Commission File Number

     SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549
      FORM SB-2 REGISTRATION STATEMENT
       Under The Securities Act of 1933

        THE PRISON CONNECTION, INC.
Nevada                              65-1135404
 (State or other    (Primary Standard Industrial (I.R.S. Employer
jurisdictions      Classification Code Number)   Identification number)
of incorporation
or organization

       4358 Wellington Shores Drive
        Wellington, Florida 33467
        Telephone: 1-888-218-8464
(Address and telephone number of registrant's principal executive offices and principal place of business.)

           Jennifer Newman
     4358 Wellington Shores Drive
      Wellington, Florida 33467
     Telephone: 1-888-218-8464
(Name, address and telephone number of agent for service)

with copies to:
    Jody M. Walker, Attorney At Law
      7841 South Garfield Way
     Littleton, Colorado 80122

If any of the securities being registered on this
Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                            Proposed       Proposed       Amount of
class of                 Amount to be    offering       aggregate     registration
securities                registered      price       offering price(2)   fee
common stock(1)            1,000,000      $3.00        $3,000,000      $750.00

  (1)Represents common stock being registered on behalf of Selling Security Holders.
  (2)Estimated solely for the purpose of
calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities
Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated January 19, 2002
SUBJECT TO COMPLETION

      1,000,000 common shares on behalf of
            selling security holders


           The Prison Connection, Inc.


No public market currently exists for our shares.


We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.

Each selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission
has approved these common shares or determined that
this prospectus is accurate or complete.   Any
representation to the contrary is a criminal offense.

The information in this prospectus is not complete
and may be changed. We may not sell these
securities until the registration statement filed
with the Securities and Exchange Commission is
effective.   This prospectus is not an offer to
sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                          5
RISK FACTORS                                5
   We have not conducted any operations
      To date
   We do not have a market in our
      Securities
   We do not meet the requirements for our
      stock to be quoted on NASDAQ
   The selling shareholders may have
      Liability
   We face operating risks specific to
      The transportation business
   We will need to pursue additional debt
      or equity financing
   We may secure long-term debt with our
      assets.
SELLING SECURITY HOLDERS                    7
TERMS OF THE OFFERING                       8
USE OF PROCEEDS                            10
DILUTION                                   10
BUSINESS ADVANTAGE                         10
PLAN OF OPERATION                          16
MANAGEMENT                                 16
PRINCIPAL SHAREHOLDERS                     17
CERTAIN TRANSACTIONS                       18
SHARES ELIGIBLE FOR FUTURE SALE            18
MARKET FOR REGISTRANT'S COMMON EQUITY      18
DESCRIPTION OF SECURITIES                  19
INDEMNIFICATION                            19
LEGAL MATTERS                              19
LEGAL PROCEEDINGS                          19
ADDITIONAL INFORMATION                     20
EXPERTS                                    20
INTERESTS OF NAMED EXPERTS AND COUNSEL     20
FINANCIAL STATEMENTS                       20

                        PROSPECTUS SUMMARY


The Prison Connection, Inc.

Our executive offices are located at 4358
Wellington Shores Drive, Wellington, Florida 33467.
These offices consist of 500 square feet, which are provided rent free by one of our shareholders. Our telephone number is 1-888-218-8464.

Corporate
Operations         We are a development stage
                   company. The Prison Connection
                   offers reliable and affordable
                   transportation to families and
                   friends of the prison
                   population at a discounted
                   rate.

Financial
Constraints        We currently have no
                   working capital and will
                   require additional funding to
                   expand operations


Sales by Selling
Security Holders   We are registering common
                   shares on behalf of selling
                   security holders in this
                   prospectus. We will not receive
                   any cash or other proceeds in
                   connection with the subsequent
                   sale.   We are not selling any
                   common shares on behalf of
                   selling security holders
                   and have no control or affect
                   on these selling security
                   holders.
Market for
Common Stock       We currently have no active
                   trading market for our
                   securities. We cannot assure
                   you that an active trading
                   and/or a liquid market will
                   develop in our securities.

Transfer Agent     Florida Atlantic Stock Transfer
                   7130 Nob Hill Road
                   Tamarac, Florida 33321
                   Tel: 954-726-4954


              RISK FACTORS

1.   We have not conducted any operations to date
and have not generated any revenues.   You may lose
your entire investment.

We have a no operating history. Since our
incorporation and until June 26th, 2001 when we
acquired the assets used in our current operation,
we performed only administrative operations to
pursue this offering. We have an accumulated
deficit of ($8,973.00) as of October 31, 2001.  We
have had no material operating revenue to date and
expect to incur losses and administrative expenses
until we receive revenues from any of our proposed
operations.   If we cannot generate revenues, you
may lose your entire investment.

2. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3.     We do not meet the requirements for our
stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less
than $5.00 per share, trading in the common stock
would also be subject to the requirements of Rule
15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

4. The selling shareholders may have liability because of their status as underwriters.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

5.   We face operating risks specific to the
transportation business.

 The Prison Connection, Inc. will be subject to all operating risks common to the transportation and travel business. These risks include, among other things:

     - adverse economic conditions could effect the demand for transportation vehicles available for services;
     -  adverse Weather conditions could effect
        the demand for transportation vehicles
        available for services;
     - we may not be able to maintain our price advantage over our competitors.

6. We will need to pursue additional debt or equity financing to fully implement our business plan. Our limited history of operations may make it difficult for us to obtain such financing. You may lose your entire investment.

To fully implement our business plan The Prison
Connection, Inc. will require additional funding.
If we are unable to obtain funding, our business could be negatively affected. We have a limited history of operations and we may have difficulty in obtaining financing on reasonable terms. We cannot assure you that our operations will be profitable.
You may lose your entire investment.

9.  We may secure long-term debt with our assets.
We may lose these assets if we are unable to meet future debt obligations.

Currently, The Prison Connection, Inc. does not have any long-term debt. However, The Prison
Connection, Inc. may borrow funds from lenders to acquire equipment and, or vehicles in the future, or The Prison Connection, Inc. may issue corporate debt securities in public or private offerings.

These additional borrowings may be secured by the equipment, and or vehicles owned by The Prison
Connection, Inc. or the revenue stream from leased equipment, and or vehicles. We cannot assure you that we will be able to meet our debt service obligation.

To the extent that we cannot meet our obligations
in the future, The Prison Connection, Inc. risk the
loss of some or all of our assets, including any
equipment securing such debt, to foreclosure.  This
could result in a financial loss to The Prison
Connection, Inc.   Adverse economic conditions
could result in higher interest rates on variable rate debt that could impact The Prison
Connection's, Inc. ability to repay the
indebtedness as well as compete for new leases.


        SELLING SECURITY HOLDERS

The Prison Connection, Inc. shall register pursuant to this prospectus 1,000,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering

Dennis C. Jordan          100,000     200,000       3.47%     100,000         1.74%
Miriam Wiseman            315,000     315,000       5.47%           0            0%
Craig Thomas              100,000     200,000       3.47%     100,000         1.74%
Godfrey Comrie              1,000       1,000        .02%         0             0%
Herman G. Herbig           15,000      15,000        .26%         0             0%
Mark W. Sanwo               1,000       1,000        .02%         0             0%
John J. Jado                1,000       1,000        .02%         0             0%
Leonardo Castro             1,000       1,000        .02%         0             0%
Earnest Strong              1,000       1,000        .02%         0             0%
Binh Nguyen                   500         500        .01%         0             0%
Stephanie Geiger            1,000       1,000        .02%         0             0%
Christian J.C. Herbig       1,000       1,000        .02%         0             0%
Cris Alaimo                   500         500        .01%         0             0%
Aung Maung                    500         500        .01%         0             0%
Jean Pailet                   500         500        .01%         0             0%
Carol A. McSwiney           1,000       1,000        .02%         0             0%
Geraldine Salvatorelli      1,000       1,000        .02%         0             0%
Phyllis M. Hedges           1,000       1,000        .02%         0             0%
Howard J. Willis              500         500        .01%         0             0%
First Source, Inc.         10,000      10,000        .17%         0             0%
Hector Carrasquillo         1,000       1,000        .02%         0             0%
Carmen N. Perez             1,000       1,000        .02%         0             0%
Aida L. Carrsquillo         1,000       1,000        .02%         0             0%
Jeffrey Carrasquillo        1,000       1,000        .02%         0             0%
Marilyn Salmonson           1,000       1,000        .02%         0             0%
Lisa Ross                   1,000       1,000        .02%         0             0%
Sally Fuster                5,000       5,000        .09%         0             0%
Louis Weisman               1,000       1,000        .02%         0             0%
William Moreno                500         500        .01%         0             0%
Jill DiStefano            365,000     365,000       6.33%         0             0%
Jane Trube                 70,000      70,000       1.21%         0             0%

Ms. Trube is a director of Prison Connection.


             TERMS OF THE OFFERING

Plan of Distribution.   We are not selling any
common shares on behalf of selling security holders and have no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the
over-the-counter market.   The selling security
holders may sell their common shares in one or more
transactions.   These may include "block"
transactions in the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

The Prison Connection, Inc. is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of The Prison Connection, Inc. to their respective outstanding shareholders or partners.

The Prison Connection, Inc. is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

The Prison Connection, Inc. will receive no portion
of the proceeds from the sale of the common shares
by the selling security holders and will bear all
of the costs relating to the registration of this
offering (other than any fees and expenses of
counsel for the selling security holders).   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Offering Period.   This offering will terminate on
or before December 31, 2002.

              Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

                Dilution

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of The
Prison Connection's, Inc. common shares and investors in this offering upon conversion.


             The Prison Connection, Inc.

The Prison Connection's executive offices are located at 4358 Wellington Shores Drive Wellington,
Florida 33467.

Our telephone number is 1-888-218-8464. These offices consist of 500 square feet, which are provided rent-free by Salvatore Tarantola, a major shareholder of The Prison Connection. Salvatore
Tarantola is under no obligation to continue providing office space for free.

As part of our business plan, The Prison Connection shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

Acquisition of Assets.   On June 26, 2001, we
acquired the assets necessary to pursue our current
operations from Salvatore Tarantola.   Pursuant to
the acquisition agreement, we issued 1,500,000
common shares to Mr. Tarantola.   The officers and
directors resigned and Mr. Tarantola and Stephen
Bis were appointed as interim directors. On
September 27, 2001, the new board was elected.

Business of Prison Connection

The Prison Connection, Inc. is in the early
developmental and promotional stages.   To date our
only activities have been organizational ones,
directed at developing its business plan.   The
Prison Connection, Inc. has not commenced any commercial operations. The Prison Connection, Inc.
has no employees and owns no real estate.

The Prison Connection offers reliable and
affordable transportation at a discounted rate to
families and friends of the prison population that
otherwise may not have been able to visit them
under their own resources.   This alternative to
self-transportation also allows the families and friends to relax along with providing the savings of cost associated with traveling to prisons throughout the United States.

Prison Connection has established the industry's first nationwide reservation center.

Initial focus will be in the New York and Florida markets, with aggressive future expansion throughout the United States.

In addition, Prison Connection will make available many value added services to its clients.

Services

Prison Connection offers affordable worry free travel services to the family members and friends of citizens within the prison population. Most of this focus is on providing the customer with specialized expertise to meet exact marketing needs.

Prison Connection will try to create national brand awareness, and direct customers to a single web location where with the click of a mouse they can
   -   make reservations,
   -   receive quotes,
   -   receive schedules and
   -   make payments directly to Prison
       Connection.

Initial Markets

Prison Connection has test marketed in South
Florida, and has received a high demand of reservations that are scheduled to commence in the 1st quarter of 2002.

Prison population - 2000        Prisoners      Allowed Visitors   Potential Clients
   Florida                       70,000           15               1,050,000
   New York                      70,000           10                 700,000
   California                   150,000           10               1,500,000
   Texas                        150,000           10               1,500,000

Prison Connection will focus initially on providing services in two major statewide markets, New York
State and Florida State.

Expansion is expected throughout all major states, next to include California and Texas; with continue addition of two states per quarter until complete penetration throughout the United States and District of Columbia. Future vision will be to expand into related markets, such as England. As
Prison Connection grows, we will look for additional leverage by taking brokerage positions and representation positions to create percentage holdings in product results.

Market Analysis Summary

Prison Connection will operate a national reservation center and will be focusing on all family members as well as friends and acquaintance of the convict. As the business expands Prison
Connection's goal is to expand into markets throughout the United States, with final expansion into the Canadian market.

Prison Connection's most important group of potential customers is the immediate family members of the incarcerated individual. These are

   - generally significant others or spouses to the convict,
   -   with additional family members being
parent mothers and fathers extending out to brothers and sisters.

Most of which do not have the means to visit their
loved ones. Others do not want the hassle of
driving them and their family members and friends
to the Prison.   As they use Prison Connection
services, Prison Connection believes the worry free atmosphere along with the provided benefits will further entice them to continually use Prison
Connection transportation services.

Market Segmentation

Federal penitentiaries in the United States contain just under 10% of the total prison population, with a steady increase to this population of just fewer than 5%. The prisoners that make up of this population were committed due to more of a high profile, or white collar crimes. Their family members on the average have more of a net worth and are less likely to use Prison Connection's services compared to state prisoners.

State prisoners in the United States contain over 90% of the total population, with an ever-increasing rate, which now stands at 6.5%. This prisoner population contains criminals from minor theft to life, or death row. Their family members on the average are medium to low-income citizens, with little recourses to visit their loved ones.

This group will have the highest need for Prison
Connection's services and therefore Prison
Connection's concentration will begin here.

As the population figures change and the make up of the prisoner evolves, it may be necessary to reevaluate Prison Connection's position within the designated markets, which may result in changes in Prison Connection's targeted markets and concentrated effort. This first revaluation will take place within the first 6 months of Prison
Connection's operation.

Note, England is Prison Connection's long-term goal with no immediate start date at time of this projection. As Prison Connection's services expand within the United States, a target date for this market will be established. Prison Connection will review target possibilities with a full review of licensing requirements if necessary and profitability projections.

Competition and Buying Patterns

The key element in use of Prison Connection as transportation service to our prison population is trust and the professional reputation and reliability of Prison Connection.

Pricing of projects and billing rates are variable.
In selected parts of the country, there can be a
range of $50.00 to $100.00 or so.   For example, in
the New York market, the fee for transportation
service is expected at about $50.00 per customer.
However, in the Florida market, it may reach
upwards of $300.00. This is due in part to economic
conditions and the vast distances that vary from
region to region.   Unfortunately at this level, it
is easier to be priced too low than too high.
Clients and potential clients expect to pay reasonable fees for the best quality in worrisome free transportation service. The nature of the billing, however, is not at all sensitive.

Clients may try to compare Prison Connection's
services to another provider, however looking for
two, or more, possible providers for the service
will be bothersome. Prison Connection intends to be
forerunners within the industry.   There is only
one known competitor in the prison transportation
service; this company is located within the New
York market with little backing or resources to
implement it properly, in addition to not offering
any value added services.   There are no other
known providers within the USA.

The most important element of general competition,
by far, is what it takes to keep clients for repeat
business.   Management believes that it is worth
making huge concessions in any single market segment to maintain a client relationship that brings the client back for the future services.

There is no competitor Prison Connection knows of that can claim anywhere near as much specific expertise and opportunities of developing new transportation services to family members of the prison population within the U.S. markets.

Reports to Security Holders.   We shall become
subject to the informational requirements of the
Securities Exchange Act of 1934, as amended, and in
accordance therewith will file reports and other
information with the Securities and Exchange
Commission.   We have not yet filed any reports
with the Securities and Exchange Commission.

The reports and other information filed by us can
be inspected and copied at the public reference
facilities maintained by the Commission in
Washington, D.C. and at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511 and the
New York Regional Office, 7 World Trade Center, New
York, New York 10048.   Copies of such material can
be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders:
       -   an annual report containing financial
           information examined and reported upon
           by its certified public accountants;
       -   unaudited financial statements for each
           of the first three quarters of the
           fiscal year; and
       -   additional information concerning the
           business and operations of Business
           Advantage No. 8 deemed appropriate by
           the Board of Directors.

              PLAN OF OPERATION

We have not had any revenues since inception.

Our ability to continue as a going concern is dependent upon obtaining capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan

Financial liquidity and Capital Resources.  Prison
Connection, Inc. requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan. The initial working capital for Prison Connection has been obtained through sale of its common stock.

For the year ended October 31, 2001, Prison
Connection purchased goodwill valued at $170,000 resulting in net cash provided by investing activities of $170,000.

For the year ended October 31, 2000, Prison
Connection did not pursue any investing activities.

For the year ended October 31, 2001, Prison
Connection issued 1,500,000 common shares in exchange for assets valued at $170,000. As a result, Prison Connection had a net cash provided by financing activities for the year ended October
31, 2001 of $170,000.

For the year ended October 31, 2000, Prison
Connection received additional paid in capital of $500 resulting in net cash provided by financing activities of $500.

On a long-term basis, liquidity is dependent on continuation and expansion of operations and the receipt of revenues as well as additional infusions of equity and debt capital. Prison Connection, Inc. believe that additional equity and debt financing in the short term will allow us to implement the business opportunity and pursue other business opportunities pursuant to our strategic plan. We believe this will result in substantially increased revenue and liquidity in the long term.
However, there can be no assurance that Prison
Connection will be able to obtain the additional equity or debt financing in the future.

Results of Operations.   For the year ended October
31, 2001, Prison Connection received no revenues
and had a net loss of $4,723.   The costs and
expenses consisted of amortization of $4,723.

For the year ended October 31, 2000, Prison
Connection received no revenues and had a net loss
of $500.   The costs and expenses consisted of
accounting fees of $500.

Financial Strategy.    Funding and financial
strategy are significant factors in the business plan of Prison Connection. The cost, reliability and flexibility of the actual and potential funding sources will dictate, to a large extent, our ability to acquire additional businesses pursuant to our strategic plan. Additionally, our ability to grow and improve its competitive position within its respective business sector is similarly dependent upon its ability to secure adequate funding, either directly or through the parent company.


                 Management

Pursuant to the certificate of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Prison Connection's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of The
Prison Connection, Inc. Directors may only be removed for "cause". The term of office of each officer of The Prison Connection, Inc. is at the pleasure of our board of directors.

The principal executive officers and directors of The Prison Connection are as follows:

Name                         Position                   Term(s) of
                                                          Office
Jennifer Newman            President/CEO              November 21,2001
 Age 30                                               To present

Michael Bonkosky	         Secretary/Treasurer        November 21, 2001
 Age 47                                               To present

Jane Trube	               Director                   November 21, 2001
 Age 53                                               to present

John Daley                 Director                   November 21, 2001
 Age 66                                               To present


William T. McCorkle        Director                   November 21, 2001
 Age 42                                               To present

The directors named above will serve until the next
annual meeting of The Prison Connection's
stockholders.   Officers will hold their positions
at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of The Prison
Connection, Inc. and any other person under which any director or officer was or is to be selected as a director or officer.

Biographical Information

Jennifer Newman, President/CEO

Jennifer Newman has served as President and
Director of The Prison Connection since November
2001. Ms. Newman has developed and operated their
reservation call center. From October 1993 to
November 1996, Ms. Newman was operations manager of
the Boca Raton First National Bank.   From November
1996 to January 1998, Ms. Newman worked as
grievance and appeal manager of Humana, Inc., a HMO
insurance company.  From January 1998 to February
1999, Ms. Newman was customer service supervisor
for Foundation HeathCare, Inc.   From May 1999 to
November 2001, Ms. Newman served as operations manager for PNV.net.

Ms. Newman is responsible for day-to-day operations
of the company. She oversees the reservation
center, bus routes, vendors, and staff.   Ms.
Newman's prior experience has helped to develop our reservation system.

Ms. Newman attended FAU from 1991 to 1993 and BCC from 1989 to 1991.

Michael Bonkosky, Secretary/Treasurer.   From 1996
to 1999, Mr. Bonkosy provided financial services in
the mortgage banking department of the Bank of
North America.   From 1999 to present, Mr. Bonkosy
has provided similar services in the mortgage
banking department of Homebanc Mortgage Corp.   Mr.
Bonkosky earned an Associates of Science degree in electronics from Duluth Tech. Mr. Bonkosky attended Mesabi State College.

Jane P. Trube, Director

Jane P. Trube serves as Director of Marketing. Ms.
Trube is responsible for contacting and setting up
working relations with all the correctional
facilities we service now and in the future. She
also recruits and oversees hiring of all new
employees.    From 1987 to 1998, Ms. Trube worked
as sales manager for Humana, Inc., a healthcare
corporation.   From 1999 to 2001, Ms. Trube worked
as a sales representative for Murray Biscuit
Corporation.

Ms. Trube obtained an associate of business degree from Taylor Business College and a Bachelor of Science degree from Monmounth University.

Jack Daley, Director

Jack Daley is the Director of Corporate Marketing
for The Prison Connection. From January 1990 to
September 1995 and from January 1997 to present,
Mr. Daley was and has been general manager of
Deville Companies, a broad based company performing
diversified functions in the areas of property
listing, sale, development, leasing, general
contracting and the development, marketing and sale
of various products and services.   From October
1995 to December 1996, Mr. Daley was senior vice president of Ironstone Development Group, a construction and development company.

Jack is a graduate of The University of Detroit in Management and Marketing. He has also been a State of Florida Certified General Contractor and
Registered Real Estate Broker for many years. Jack is past president of The Florida Atlantic Builders
Association; past Chairman of their Political
Action Committee; a Life Director of The Florida
Homebuilders Association; and an original member of the Institute of Residential Marketing.

William T. McCorkle, Director

Mr. McCorkle is a Managing Director of The Prison
Connection, Inc.   In his position of VP of Sales
and Marketing, will be responsible for the growth and development of all aspects of the business including, sales and marketing, new business initiatives, product service design and development, negotiations with government departments and general management.

From 1999 to present, Mr. McCorkle has been director of national accounts, sales and marketing for Pace Micro Technology, a support services corporation. From 1995-1999, Mr. McCorkle was sales project director, business marketing (1999) and group manager (1998-1999) for Bellsouth
Corporation, a complex business services provider.

Mr. McCorkle earned a Bachelor of Science degree in
management with a Computer Science minor from
Florida State University in 1981. Mr. McCorkle
expects to graduate in 2992 with a masters of
business administration in e-commerce from
Barrington University.    Mr. McCorkle completed
extensive professional coursework in sales, management, network services and communications.

Remuneration.   No remuneration has been paid to
the executive officers since inception.   Current
executive officers did not assume their positions until fiscal year 2001.

Executive officers will participate in company benefit plans including health insurance, life insurance and future 401K Plans.

Board of Directors Compensation.    Director
liability insurance may be provided to all members
of the Board of Directors.  The Prison Connection,
Inc. has not yet obtained such insurance and does
not have any specifics for available cost and
coverage.   The Prison Connection, Inc. does not
have a specific time frame to obtain the insurance.

No differentiation is made in the compensation of "outside directors" and those officers of The
Prison Connection, Inc. serving in that capacity.

Management Incentive Plan.   We intend to establish
a management incentive plan by which our executive officers will receive additional annual compensation based on meeting criteria of growth relating to our sales and profits.

Name and Position     Year     Salary    Bonus   Other     Total
Jennifer Newman       2002    $185,000     0       0      $185,000
Michael Bonkosky	    2002    $180,000     0       0      $180,000

                Principal Shareholders

There are currently 5,762,000 common shares outstanding. The following tabulates holdings of shares of The Prison Connection by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of The Prison Connection individually and as a group

                         # of shares         % owned       # of shares   % owned after
Name and Address     currently owned(1)   before offering after offering    offering
Jennifer Newman            250,000             4.34%            250,000       4.34%
11957 NW 25 court
Coral Springs, Florida 33065

Michael Bonkosky            50,000              .87%             50,000        .87%
5900 S.W. 19th Street
Plantation, Florida 33317

John Daley                 100,000             1.74%            100,000         0%
1400 N.W. 9th Avenue
Boca Raton,Florida 33411

Jane Trube                  70,000             1.21%             70,000      1.21%
11874 Bay Place
Boca Raton, FL 33428

William McCorkle           150,000             2.60%            150,000      2.60%
P.O.Box 812422
Boca Raton, FL 33481

Officers and Directors
(5 persons) as a group
                           620,000           10.76%             620,000     10.76%


Miriam Wiseman             315,000             5.47%                  0         0%
4169 Sussex Avenue
Lake Worth, Florida 33414

Salvatore Tarantola      2,900,000            50.33%          2,900,000      50.33%
4358 Wellington Shores Drive
Wellington, Florida 33467

Jill DiStefano             365,000             6.33%                  0          0%
16149 Oak Berry Circle
Wellington, Florida 33461

(1)Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.


               Certain Transactions

Salvatore Tarantola, a majority shareholder provides office space for rent free.

        Shares Eligible for Future Sale

The Prison Connection currently has 5,762,000
shares of common stock outstanding. Of these,
4,762,000 common shares will be deemed to be
restricted securities after the offering.   Other
securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of The
Prison Connection's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person
who is not an affiliate of The Prison Connection
may sell is not so limited.   Nonaffiliates may
each sell without limitation shares held for three
years. The Prison Connection will make application
for the listing of its Shares in the over-the-
counter market.  Sales under Rule 144 may, in the
future, depress the price of The Prison
Connection's Shares in the over-the-counter market,
should a market develop.   Prior to this offering
there has been no public market for the common
stock of The Prison Connection.   The effect, if
any, of a public trading market or the availability
of shares for sale at prevailing market prices
cannot be predicted.   Nevertheless, sales of
substantial amounts of shares in the public market could adversely effect prevailing market prices.

  Market for Registrant's Common Equity and
      Related Stockholder Matters

Market Information.     The Prison Connection's
common stock is not listed in the pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of
record of The Prison Connection's no par value common stock, as of October 31, 2001 was 63.

Dividends.   Holders of The Prison Connection's
common stock are entitled to receive such dividends as may be declared by its board of directors.

           Description of Securities

Our articles of incorporation authorize us to issue up to 50,000,000 common shares, $.001 par value per common share

Common Stock.

Liquidation Rights. Upon liquidation or
dissolution, each outstanding common share will be entitled to share equally in the assets of Sea
Shell legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or
restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefore. The Prison Connection has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of The Prison Connection. Accordingly, future dividends, if any, will depend upon, among other considerations, The Prison Connection's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of The
Prison Connection are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable,
have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent. Florida Atlantic Stock Transfer will act as transfer agent for The Prison
Connection, Inc.

              Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933.
The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;
or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of The Prison
Connection, Inc. may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of The Prison Connection, Inc. The Prison
Connection, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                 Legal Matters

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by J. M. Walker, Attorney-At-Law.

                 Legal Proceedings

The Prison Connection, Inc. is not involved in any legal proceedings as of the date of this prospectus.

Salvatore Tarantola, our majority shareholder, is currently president of the Prison Express, Inc., a Florida corporation that provides transport services to families to all county jails in the State of Florida. Licensed Owner operated routes may have been sold to the above individuals by Salvatore Tarantola or the Prison Express, Inc.,a

Florida Corporation.  There is currently an
investigation with the state of Florida concerning
Salvatore Tarantola and some disgruntled route
owners as to the issuance of certain licensed
routes and certain guarantees that were verbally
given to those route owners.   Although there is no
litigation or formal charges against him, any subsequent findings of wrongdoing could have an adverse material affect on The Prison Connection, Inc.

           Additional Information

We have filed with the Securities and Exchange
Commission a registration statement under the Act with respect to the securities offered hereby.
This prospectus does not contain all of the information set forth in the Registration
Statement, some parts are omitted in accordance with the Rules and Regulations of the Commission.
For further information with respect to The Prison
Connection, Inc. and the securities offered hereby, reference is made to the Registration Statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-
SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, DC 20549, at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511 and the
New York Regional Office, New York, New York 10048.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange
Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Jennifer
Newman, President.

The Commission maintains a Web site --
//www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has
been authorized to give any information or to make
any representation other than those contained in
this prospectus.   If given or made, this
information or representation must not be relied on as having been authorized by The Prison Connection, Inc. or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of The Prison Connection, Inc. since the date hereof.

                   Experts

The audited financial statements included in this prospectus have been so included in reliance on the report of Randall G. Rogg, Certified Public
Accountant, on the authority of such firm as experts in auditing and accounting.


             Interests of Named
             Experts and Counsel

The experts or counsel named in the prospectus are not affiliated with The Prison Connection, Inc.


               Financial Statements

Index to Financial Statements

Independent Auditor's Report dated
Balance Sheet dated October 31, 2001
Statement of Operations for the year ended October
31, 2001 and 2000
Statement of Changes in Stockholders' Equity for the year ended October 31, 2001 and 2000
Statements of Cash Flows for the year ended October
31, 2001 and 2000
Notes to Financial Statements

RANDALL G. ROGG CPA
260 Lansdowne Avenue, Carle Place, New York 11514
Phone # 516-338-6884   Fax # 516-334-3653

REPORT OF INDEPENDENT AUDITOR

Shareholders and Board of Directors
The Prison Connection, Inc.

I have audited the accompanying balance sheet of The Prison Connection, Inc. (a development stage
Company) as of October 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ended
October 31, 2000 and 2001, and the periods from November 1, 1999 to October 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prison Connection, Inc. (a development stage Company) as of October 31, 2001, and the results of its operations, and its cash flows for each of the years ended October 31, 2000 and 2001, and the periods from November 1, 1999 to October 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 the Company has been in the development stage since inception. Realization of the Company's assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Randall G. Rogg, CPA
Certified Public Accountants


Carle Place, New York
December 21, 2001

The Prison Connection, Inc.
(A Development Stage Company)
Balance Sheet
As of October 31, 2000 and 2001

                                                  2000               2001
Assets

Cash - Escrow Account                           $      0           $      0
                                                --------           --------
Current assets:

Intangible Assets
Goodwill (Net of Amortization)                         -            165,277
                                                --------           --------
     Total assets                               $      0           $165,277
                                                ========           ========
Liabilities and Stockholders' Equity

Current liabilities:
  Total current liabilities                     $      -           $      -

Stockholders' equity:

Common stock, $.001 par value,
   25,000,000 shares authorized,
   5,762,000 shares issued and
   outstanding                                     2,750            172,750
Additional Paid In Capital                         1,500              1,500
Deficit accumulated during the development
   stage                                          (4,250)            (8,973)
                                                 -------           --------
     Total liabilities and stockholders' equity  $     0           $165,277
                                                 =======           ========

See the accompanying notes to the financial statements and accountant's audit report

The Prison Connection, Inc.
 (A Development Stage Company)
Statements of Operations
For the Years Ended October 31, 2000 and 2001

                                                    Year Ended     Year Ended
                                                    October 31,    October 31,
                                                      2000            2001
                                                   -----------     ----------
Revenue                                            $       -        $        -

Costs and expenses:
 Amortization                                                            4,723
 Accounting Fees                                         500                 0
                                                   ---------        ----------

  Net (loss)                                       $    (500)       $    4,723
                                                   =========        ==========
Per share information:

 Weighted average number
 of common shares outstanding                      1,000,000         1,582,658
                                                   =========        ==========
 Basic (loss) per share                            $ (.00005)       $    (.003)

See the accompanying notes to the financial statements and accountant's audit report.

The Prison Connection, Inc.
 (A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period From (Inception) November 18, 1997,
Through October 31, 2001

                                                         Deficit Accumulated
                                                            During the
                                  Common Stock          Development Stage   Total
                                ----------------      -------------------  -------
                              Shares    Amount
                              ------    ------
Shares issued at inception
 for organization costs
 aggregating $2,750         1,000,000  $ 2,750         $ (2,750)           $    0

Gift shares issued
 on November 18, 1997 at
 $.001 per share              985,000        0                -                 0

Net (loss) for the period           -        -             (500)              (00)
                            ---------  -------         ---------          -------
Balance October 31, 1998    1,000,00     2,750           (3,250)                0
Net (loss) for the year            -         -             (500)              (00)
                            --------    ------         --------          --------
Balance October 31, 1999   1,000,000     2,750           (3,750)                0

Net (loss) for the year            -         -             (500)              (00)
                          ----------    -------        --------          --------
Balance October 31, 2000   1,000,000      2,750          (4,250)                0

Net (loss) for the year            -          -          (4,723)              (00)
                          ----------  ---------        --------          --------
Balance October 31, 2001   5,762,000  $ 172,750         $(8,973)         $      0
                          ========== ==========        ========          ========

See the accompanying notes to the financial statements and accountant's audit report

The Prison Connection,Inc.
 (A Development Stage Company)
Statements of Cash Flows
For the Years Ended October 31, 2000 and 2001 and the Period From Inception (November 18, 1997)
  to October 31, 2001

                                                Year         Year        Inception
                                                Ended       Ended           to
                                             October 31,  October 31,   October 31,
                                               2000         2001           2001
                                             ----------  -----------   -----------
Cash Flows From Operating Activities:
  Net (loss)                               $   (500)         (4,723)     $  8,973)
Adjustments to reconcile net (loss)
 to net cash provided by (used in)
 operating activities:
  Amortization                                    -           4,723         4,723
  Gift shares issued                              -               -             -
                                           --------         -------     ---------
  operations                                   (500)              -        (4,250)
                                           --------         -------     ---------
Cash flows from investing activities:
Net cash provided by (used in)investing
 activities
Purchase of Goodwill                              -        (170,000)     (170,000)
                                           --------       ---------    ----------
Cash flows from financing activities:
Net cash provided by (used in)
  financing activities
Capital Stock                                               170,000       172,500
Additional Paid in Capital                      500               -         1,500
                                           --------        --------    ----------
Net increase (decrease) in cash and
  cash equivalents                                -               -             -
                                           --------        --------    ----------
Beginning cash and cash equivalents               -               -             -
Ending cash and cash equivalents           $      -        $      -    $        -
                                           ========        ========    ==========
Supplemental disclosure of cash flow information:

 Cash paid for: Income taxes               $      -        $      -    $       -
                Interest                   $      -        $      -    $       -

Supplemental schedule of non-cash investing and financing activities:

 Common shares issued for organization
  costs                                   $   2,750        $      -    $       -

See the accompanying notes to the financial statements and accountant's audit report

The Prison Connection, Inc.
 (A Development Stage Company)
Notes to Financial Statements
As of October 31, 2001

Note 1. SIGNIFICANT ACCOUNTING POLICIES

A. Organization

The Company was incorporated on November 18, 1997,
in the State of Nevada, as Business Advantage No.8.
The name was changed as on June 26, 2001.  The
Prison Connection, Inc. is in the early
developmental and promotional stages. To date our
only activities have been organizational ones,
directed at developing its business plan.   The
Prison Connection, Inc. has not commenced any
commercial operations.  The Prison Connection, Inc.
has no employees and owns no real estate.   The
Prison Connection, Inc. can be defined as a development stage Company. The Prison Connection offers reliable and affordable transportation to families and friends of the prison population at a discounted rate.

B. Cash and cash equivalents

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

C. Intangible assets

The cost of intangible assets is amortized using the straight-line method over the estimated useful economic life. They are stated at cost less accumulated amortization. The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified in the periods presented.
Organizational expenses have been expensed as required by generally accepted accounting principles. Goodwill is being amortized over 15 years.

D. Net loss per share

Basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period.

E. Use of estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
Actual results could differ from these estimates.

Note 2. STOCKHOLDERS' EQUITY

At inception the Company issued 1,000,000 shares of its $.001 par value common stock to an officer as reimbursement of organization costs paid by the officer. Fair value used for this transaction of $2,750.00.On June 26, 2001 the company issued an additional 1,500,000 shares for a costumer list valued at $170,000.

Note 3. INCOME TAXES

The Corporation has recently filed federal income tax returns. The company had no tax liability, but was required to file a federal tax return. The state of Nevada does not have a corporate return and only requires the corporation to pay a filing fee, which has been paid to date. The Company's net operating loss carry-forward expires as follows:

October 31,2012      $   548
October 31,2013      $ 1,048
October 31,2014      $ 1,048
October 31,2015      $ 1,048
October 31,2016      $ 5,271

Total Carry forward  $ 8,963

Note 4. GOING CONCERN CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern.

As discussed in Note 1 the Company is in the development stage and the realization of its assets is dependent upon its ability to meet its future financing requirements, and the success of its future operations.

Management plans include obtaining additional equity financing and the acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern.

See accompanying auditor's report

END OF FINANCIAL STATEMENTS

Until           , 2002 (90 days after the date of
the prospectus), all persons effecting transactions
in the registered securities, whether or not
participating in the offering, may be required to
deliver a prospectus.   These persons are still
obligated to deliver a prospectus when they act as underwriters and when they sell their unsold allotments or subscriptions.

                      PART II
        INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and
Directors.

The By-Laws of The Prison Connection, Inc. provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
THE COMPANY FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND
EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and
Distribution.   Other expenses in connection with
this offering which will be paid by The Prison
Connection, Inc. are estimated to be substantially as follows:

                                           Amount
Payable
Item                                         By
Company
S.E.C. Registration Fees            $    750.00
Printing and Engraving Fees            2,500.00
Legal Fees                            18,000.00
Accounting Fees and Expenses           2,500.00
Miscellaneous                          2,500.00
                                     ----------
Total                               $ 26,250.00

The selling security holders will not pay any expenses in connection with the offering.

Item 26.	Recent Sales of Unregistered
Securities.

On June 26, 2001, we issued 1,500,000 common shares
to Salvatore Tarantola in exchange for assets
valued at $170,000.   This issuance was made
pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933.   Mr.
Tarantola is a sophisticated investor.

On September 27, 2001, we issued 1,067,000 common
shares to certain shareholders who are considered
to be owner operated licensed route holders of the
Prison Express, Inc., a Florida Corporation.   The
Prison Express, Inc is a corporation in which
Salvatore Tarantola is the president.   It is the
intention of The Prison Connection to purchase some or all of these owner operated routes. This issuance was made to sophisticated investors pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933.

John Giovagnorio         200,000
Mike Saunders             50,000
Paul Weiner               50,000
Jeff Beyer                25,000
Terri Brookes             25,000
Mickey Fried              25,000
Octavio Sanchez           25,000
Keith Arrindell           25,000
Darrell Carbone           25,000
Andrew Jaggon             25,000
Marvin Lowenhardt         25,000
Walter Hauk               25,000
Joseph Wiseman            25,000
Melanie Waggoner          25,000
Stacy Ryan                25,000
Roger Princenthal         25,000
Ken Hammerman             25,000
Manuel Vasquez            25,000
Yogish Patel              37,000
Kelly Cianfarano          15,000
Tracy Gueiss               5,000
Carlos Salazar            55,000
Gianluca Sorgente         55,000
David Vernon             175,000
Steven Patrou             25,000
John Squadrito            25,000

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation
(3.1)             Bylaws
(4)               Specimen certificate for common
                   stock
(5)               Consent and Opinion of Jody M.
                    Walker regarding legality of
                    securities registered under
                    this Registration Statement and
                    to the references to such
                    attorney in the prospectus
                    filed as part of this
                    Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Asset Purchase Agreement
                  between Business Advantage No.
                  8, Inc. and Prison Connection
                  dated June 26, 2001
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of Randall G. Rogg,
                   Certified Public Accountant
(24)              Not Applicable
 (25)             Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  to supplement the prospectus, after the end of
the subscription period, to include the results of
the subscription offer, the transactions by the
underwriters during the subscription period, the
amount of unsubscribed securities that the
underwriters will purchase and the terms of any
later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospecutus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-
2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coral Gables, State of Florida on the 19th day of January, 2002.

  The Prison Connection, Inc.
/s/Jennifer Newman
------------------------------
By: Jennifer Newman, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date
/s/Jennifer Newman       President/CEO              01/19/02
--------------------
Jennifer Newman


/s/ Michael Bonkosky     Secretary/Treasurer        01/19/02
--------------------       CFO/Controller
Michael Bonkosky


/s/Jane Trube              Director                 01/19/02
--------------------
Jane Trube


/s/John Daley              Director                 01/19/02
--------------------
John Daley


/s/William T. McCorkle     Director                 01/19/02
--------------------
William T. McCorkley